Exhibit 10.2

Execution Version

AMENDMENT NO. 2 to Term Loan Agreement

This AMENDMENT NO. 2 to TERM LOAN AGREEMENT (this “Amendment”) dated as of April 16, 2023 is among Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company (the “Borrower”), Charah Solutions, Inc., a Delaware corporation (“Charah Solutions”), Charah, LLC, a Kentucky limited liability company (“Charah LLC” and, together with Charah Solutions, the “Parent Guarantors”, and each, a “Parent Guarantor”), and Charah Preferred Stock Aggregator, LP, a Delaware limited partnership (the “Lender”).

Recitals

A.          WHEREAS, the Borrower, the Parent Guarantors and the Lender are parties to that certain Term Loan Agreement dated as of August 15, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the execution hereof, the “Existing Term Loan Agreement”; and the Existing Term Loan Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this Agreement, the “Term Loan Agreement”), pursuant to which the Lender has made certain credit available to and on behalf of the Borrower.

B. WHEREAS, the Borrower is party to that certain Asset Purchase Agreement (the “Property Sale Agreement”), dated as of April 12, 2023, by and among Gibbons Creek Environmental Redevelopment Group, LLC and Gibbons Land and Lake, LLC, and, pursuant to such Property Sale Agreement, the Borrower has received or shall receive $7,567,792 in net cash proceeds (the “Proceeds”).

C. WHEREAS, the Borrower is required to prepay the outstanding balance of the Term Loan in the amount of the Proceeds pursuant to Section 2.07(b)(ii) of the Term Loan Agreement.

D. WHEREAS, the Borrower requests that the Lender waive any prepayment of the Term Loan required to be made with the Proceeds pursuant to Section 2.07(b)(ii) of the Term Loan Agreement.

E. WHEREAS, the Borrower intends to join each of Avon Lake Environmental Redevelopment Group, LLC, an Ohio limited liability company (“Avon Lake”), Cheswick Lefever, LLC, a Pennsylvania limited liability company (“Cheswick Lefever”), and Cheswick Plant Environmental Redevelopment Group, LLC, a Pennsylvania limited liability company (“Cheswick Plant”, and together with Avon Lake and Cheswick Lefever, the “Joining Parties” and each a “Joining Party”), as a Subsidiary Guarantor under the Term Loan Agreement and as a Grantor under the Security Agreements substantially concurrently with the Amendment No. 2 Effective Date.

F. WHEREAS, the Borrower has requested that Lender consent to an extension of the deadline for delivery of the financial deliverables described therein in respect of the fiscal year of the Borrower ending December 31, 2022 pursuant to Section 5.03(a) of the Term Loan Agreement to October 16, 2023 (or such later date agreed to by the Lender in its sole discretion) (the “FY 2023 Audit Extension”).

G.         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

Section 1.           Defined Terms.  Each capitalized term which is defined in the Existing Term Loan Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Existing Term Loan Agreement.

Section 2.            Amendments to Term Loan Agreement.

2.1          Amendment to Article I – Definitions.  Article 1 of the Existing Term Loan Agreement is hereby amended by amending and restating the following existing definition in its entirety:

“Subsidiary Guarantor” shall mean each Second Amendment Joining Party and any direct or indirect Subsidiary of the Borrower that provides a Guarantee to the Lender to guarantee any of the Obligations to the extent required pursuant to Section 5.07.

2.2        Amendment to Article I – Definitions.  Article 1 of the Existing Term Loan Agreement is hereby amended by adding the following definitions:

“Amendment No. 2” shall mean the Amendment No. 2 to Term Loan Agreement, dated as of April 16, by and among the Parent Guarantors, Borrower, and Lender.

“Amendment No. 2 Effective Date” shall have the meaning set forth in the Amendment No. 2.

“Avon Lake” shall mean Avon Lake Environmental Redevelopment Group, LLC, an Ohio limited liability company.

 “Cheswick Lefever” shall mean Cheswick Lefever LLC, a Pennsylvania limited liability company.

“Cheswick Plant” shall mean Cheswick Plant Environmental Redevelopment Group LLC, a Pennsylvania limited liability company.

 “Guarantors” shall mean, collectively, (a) the Subsidiary Guarantors, and (b) the Parent Guarantors.

“Investment” means, as to any Person, any direct or indirect investment by such Person, by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such other Person.

 “Second Amendment Joining Party” shall mean, collectively and individually, each of Avon Lake, Cheswick Lefever and Cheswick Plant.

“2023 Property Sale Proceeds” shall mean the net proceeds in the amount of $7,567,792  received pursuant to that certain Asset Purchase Agreement, dated as of April 12, 2023, by and among Borrower and Gibbons Land and Lake, LLC.

2.3          Amendment to Article III – Representations and Warranties. Section 3.14, 3.16 and 3.17 of the Existing Term Loan Agreement are hereby amended by (i) replacing each reference to “the Borrower” with “each Loan Party” and (ii) replacing each reference to “Effective Date” with “Amendment No. 2 Effective Date”.

2.4         Amendment to Article V – Affirmative Covenants.  Article V of the Existing Term Loan Agreement is hereby amended by adding the below section thereto:

Section 5.03(f)          Monthly Reports.  Within 30 days after the end of each of each fiscal month of each fiscal year of Charah Solutions, beginning with the fiscal month ending April 30, 2023, the consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows of Charah Solutions and its Subsidiaries as of the end of and for such fiscal month and the then elapsed portion of such fiscal year that are required to be delivered by Charah Solutions pursuant to Section 5.01(c) of the ABL Credit Agreement as in effect on the date hereof.

2.5          Amendment to Article V – Affirmative Covenants.  Section 5.08 of the Existing Term Loan Agreement is hereby amended by adding the below sections thereto:

(e)         Second Amendment Joinder Mortgage. Within 30 days after the Amendment No. 2 Effective Date (or such later date as agreed by the Lender), Borrower and each Second Amendment Joining Party shall deliver a Mortgage and take any actions as shall be necessary or reasonably requested by the Lender to grant and/or perfect Liens, on each real property owned by each Second Amendment Joining Party, at the sole cost and expense of the Borrower, accompanied by, (i) a policy or policies of the title insurance issued by a nationally recognized title insurance company insuring the real property described therein, free of any other Liens except as expressly permitted by Section 6.06 of the Term Loan Agreement, together with such endorsements and reinsurance as the Lender may reasonably request and (ii) if requested by the Lender, an opinion of local counsel to each Second Amendment Joining Party in form and substance reasonably satisfactory to the Lender.

(f)          Second Amendment Joinder Bank Accounts. Within 30 days after the Amendment No. 2 Effective Date (or such later date as agreed by the Lender), Borrower and each Second Amendment Joining Party shall establish and deliver to Lender a control agreement with respect of each deposit account and securities account of each Second Amendment Joining Party other than (i) those accounts used solely to fund payroll or employee benefits so long as such payroll or employee benefit account is a zero balance account and (ii) escrow accounts.

(g)         Second Amendment Joinder Insurance. Within 30 days after the Amendment No. 2 Effective Date (or such later date as agreed by the Lender), Borrower and each Second Amendment Joining Party shall deliver customary liability and property insurance certificates in compliance with requirements under Section 3.17 of the Term Loan Agreement setting forth in reasonable detail the nature and extent of such insurance maintained by each Second Amendment Joining Party, and cause each issuer of an insurance policy to each Second Amendment Joining Party to provide Lender with a customary endorsement showing, among other things, Lender as a lender loss payee with respect to each policy of property or casualty insurance and naming Lender as an additional insured with respect to each policy of liability insurance and, upon the written request of Lender, in connection with the annual renewal of such insurance policies.

(h)         Second Amendment Opinions. Within 30 days after the Amendment No. 2 Effective Date (or such later date as agreed by the Lender), each Loan Party (including the Second Amendment Joining Parties) shall deliver customary legal opinions from counsel to each Loan Party reasonably satisfactory to the Lender, opining to the authority of the Loan Party to execute, deliver and perform its respective obligations under the Amendment No. 2, to the validity and binding effect and enforceability of the Amendment No. 2, and to such other matters as the Lender and its counsel shall reasonably require.

(i)          Second Amendment Schedules. Within 5 days after the Amendment No. 2 Effective Date (or such later date as agreed by the Lender), the Schedules 3.14 and 3.16 to the Existing Term Loan Agreement shall be supplemented and shall be true, complete and accurate as of the Amendment No. 2 Effective Date.

2.6          Amendments to Article VI – Negative Covenants.

(a) Section 6.02 – Investments and Acquisitions. Section 6.02 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.02 – Investments and Acquisitions. Make Investments or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any part of the assets or Equity Interests of any other Person; provided, however, that any Loan Party may:

(a)          purchase assets used in the ordinary course of its business;

(b)         acquire Liquid Investments;

(c)         make Investments in the form of intercompany Indebtedness from the Borrower to a Parent Guarantor with the proceeds of the Term Loans; and

(d)          make Investments from one Loan Party to another Loan Party.

(e)          make Investments by the Loan Parties existing as of the Amendment No. 2 Effective Date.

(b) Section 6.04 – Restricted Payments.Section 6.04 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.04 – Restricted Payments. Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, provided, however, each Loan Party may make Restricted Payments (i) required by Lender, (ii) with the proceeds of the Term Loans (provided that such Restricted Payments may be in the form of unsecured intercompany Indebtedness) and (iii) with the proceeds of any Disposition to the extent not required to be applied to prepay the Term Loans pursuant to Section 2.07(b) (including the 2023 Property Sale Proceeds).

(c) Section 6.05 – Transactions with Affiliates.Section 6.05 of the Existing Credit Agreement is hereby amended to replace the text reading “the Borrower” with text reading “such Loan Party” in each instance in which such text appears.

(d) Section 6.06 – Limitations on Liens.Section 6.06 of the Existing Credit Agreement is hereby amended to replace the text reading “the Borrower” with text reading “such Loan Party” in each instance in which such text appears.

(e) Section 6.09 – Disposition; Asset Sale. Dispose of any real property without the consent of the Lender unless (i) such Disposition is for fair market value payable in cash and (ii) the mandatory prepayment provisions of Section 2.07(b) are complied with at the time of such Disposition.

2.7          Amendment to Article VII – Events of Default.  Section (d) of Article VII of the Existing Term Loan Agreement is hereby amended by amending and restating the existing section in its entirety as follows:

(d)          default shall be made by the Borrower in the due observance or performance of any agreement contained Section 5.01(a), Section 5.03, Section 5.08, Article VI, Section 10.10(i) or Section 10.10(iii);

2.8          Amendment to Article X – Guarantee of Obligations.  Article X of the Existing Term Loan Agreement is hereby amended by replacing each reference to “Parent Guarantor” with “Guarantor” and to “Parent Guarantors” with “Guarantors”.

Section 3.            Waiver and Consent.  The Lender hereby agrees that the Borrower may retain the Proceeds and such Proceeds are not required to be prepaid to the Lender pursuant to Section 2.07(ii) of the Term Loan Agreement. Further, subject to the satisfaction of the conditions precedent set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 7.2 below, Lender hereby consents to the FY 2023 Audit Extension. The foregoing waivers in this Section 3 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Term Loan Agreement or any Loan Document, or constitute a waiver of or consent to any future failure of the Borrower to comply with any of its obligations under the Term Loan Agreement or any Loan Document.

Section 4.          Effectiveness.  The effectiveness of the amendments, waivers and consents set forth in Section 2 and Section 3 of this Amendment shall be subject to the receipt by the Lender of each of the following documents and/or the satisfaction of the conditions precedent set forth below (as the context requires), each of which shall be reasonably satisfactory in form and substance to the Lender (the date on which such conditions are so satisfied or waived is referred to herein as the “Amendment No. 2 Effective Date”):

4.1          a signed counterpart of this Amendment (which may be delivered by facsimile transmission or in “pdf” electronic format), duly executed by each of Parent Guarantors, the Borrower and the other Loan Parties, and the Lender.

4.2           executed copies of the security agreements by and between each Joining Party and the Lender;

4.3           payment of all fees and expenses then due and payable by the Borrower in connection with this Amendment.

4.4          (i) a certificate of each Loan Party, dated as of the Amendment No. 2 Effective Date and executed by its authorized officer, which shall (A) certify the resolutions of its board of directors, members or other body of the Loan Parties and Parent Guarantors authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party and Parent Guarantors authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party and Parent Guarantor certified by the relevant authority of the jurisdiction of organization of such Loan Party and Parent Guarantor and a true and correct copy of its by laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

4.5         results of recent bankruptcy, litigation and lien searches with respect to each Joining Party for the jurisdiction in which such Person is organized and in any other jurisdiction the Lender may reasonable require.

Section 5.            Subsidiary Guarantor Joinder.

5.1          Each Joining Party hereby agrees to join the Term Loan Agreement and the other Loan Documents as a Subsidiary Guarantor pursuant to the terms hereof and Article X of the Term Loan Agreement.

5.2        Each Joining Party hereby acknowledges and confirms that it has received a copy of the Term Loan Agreement and the other Loan Documents, and the Schedules and Exhibits thereto, in each case as amended to date (including by this Amendment).

5.3          Each Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Amendment, each Joining Party will become a party to the Term Loan Agreement and the other Loan Documents as a “Subsidiary Guarantor” for all purposes of the Term Loan Agreement and the other Loan Documents, and shall have all of the obligations of a Subsidiary Guarantor thereunder as if it had originally executed the Existing Term Loan Agreement and the other Loan Documents.

5.4         Each Joining Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Term Loan Agreement and the other Loan Documents applicable to the Subsidiary Guarantors.

5.5          Each Joining Party hereby agrees that at any time and from time to time, upon the reasonable request of Lender, it will execute and deliver such other and further agreements, documents and instruments and do such other further acts and things as Lender may reasonably request in order to effect the purposes of the joinder set forth in this Section 5.

Section 6.             [Reserved].

Section 7.             Miscellaneous.

7.1          Confirmation; Effect of this Amendment.  Except as expressly set forth in Section 2 and Section 3 hereof, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender under the Existing Term Loan Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or other provisions contained in the Existing Term Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  It is the express intent of the parties hereto that nothing contained herein shall be, nor shall be construed as, a substitution or novation of the Obligations under the Existing Term Loan Agreement and the other Loan Documents, all of which are and shall remain in full force and effect as expressly amended hereby.  Nothing herein shall be deemed to entitle the Borrower or any Parent Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or other provisions contained in the Term Loan Agreement or any other Loan Document in similar or different circumstances after the date hereof.

7.2         Ratification and Affirmation; Representations and Warranties.  Each of the Parent Guarantors, the Borrower and each Joining Party (a) acknowledges the terms of this Amendment and the Existing Term Loan Agreement as amended hereby, (b) represents and warrants to the Lender that as of the Amendment No. 2 Effective Date: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing, (c) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document (including, without limitation, the Guaranteed Liabilities contained in Article X of the Existing Term Loan Agreement) and agrees that each Loan Document remains in full force and effect as expressly amended hereby, (d)(i) is a party to certain Security Documents securing the Obligations, and (ii) agrees that according to their respective terms the Security Documents to which it is a party are and shall continue in full force and effect, including without limitation to secure the Obligations under the Loan Documents, as the same may be amended, increased, decreased, supplemented or otherwise modified from time to time and (e) acknowledges and agrees for the avoidance of doubt that the delivery of this Amendment does not indicate or establish by implication or otherwise that any Security Document requires any Parent Guarantor’s approval of amendments to the Existing Term Loan Agreement, the Term Loan Agreement or any other Loan Document (except as and to the extent expressly set forth therein).

7.3          Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment which may include any Electronic Signature transmitted by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7.4          No Oral Agreement.  This Amendment, the Term Loan Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

7.5         GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.6          Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 9.04 of the Term Loan Agreement.

7.8           Loan Documents.  This Amendment is a Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Amendment No. 2 Effective Date.

BORROWER:	GIBBONS CREEK ENVIRONMENTAL REDEVELOPMENT GROUP, LLC

By: Charah, LLC, its sole manager

	By:	/s/ Jonathan Batarseh
	Name:	Jonathan Batarseh
	Title:	President

PARENT GUARANTORS:	CHARAH SOLUTIONS, INC.

	By:	/s/ Jonathan Batarseh
	Name:	Jonathan Batarseh
	Title:	President
CHARAH, LLC

	By:	/s/ Jonathan Batarseh
	Name:	Jonathan Batarseh
	Title:	President

SUBSIDIARY GUARANTORS AND GRANTORS:	AVON LAKE ENVIRONMENTAL REDEVELOPMENT GROUP, LLC CHESWICK LEFEVER, LLC CHESWICK PLANT ENVIRONMENTAL REDEVELOPMENT GROUP, LLC

By; Charah, LLC their Sole Manager

	By:	/s/ Jonathan Batarseh
	Name:	Jonathan Batarseh
	Title:	President

LENDER:	CHARAH PREFERRED STOCK AGGREGATOR, LP

By: Charah Preferred Stock Aggregator GP, LLC, its general partner

	By:	/s/ Timothy J. Poche
	Name:	Timothy J. Poche
	Title:	Authorized Representative